EXHIBIT10.8

August 7, 2007

Mr. Andrew Gordon
COFFEE HOLDING COMPANY,
INC. 4401 1st Avenue
Brooklyn, NY 11232

AMENDMENT NO. ONE TO THE LICENSE AGREEMENT EFFECTIVE APRIL 1, 2007 BETWEEN ENTENMANN’S PRODUCTS, INC. AND COFFEE HOLDING COMPANY, INC.

Dear Mr. Gordon:

The following, when signed by you and counter-executed by Entenmann’s Products, Inc. (hereinafter "Licensor"), shall constitute Amendment No. One to the above-referenced Agreement as follows:

LICENSE AGREEMENT –  Paragraph 11.1 – Termination for Default by Licensee:

Paragraph 11.1 (b) is hereby amended and restated as follows:

(b) Notwithstanding anything to the contrary set forth in this Agreement, Licensee shall maintain Minimum Net Sales Revenue (if applicable) of Licensed Products for each Contract Year as set forth in Exhibit B. If Licensee fails to maintain the required Minimum Net Sales Revenue as provided in Exhibit B, Licensor shall have the right to terminate this Agreement by written notice delivered to Licensee within 30 days after the end of any Contract Year in which Licensee shall fail to maintain such required Minimum Net Sales Revenue. Notwithstanding the preceding provisions of this subsection, Licensee may have a one-time option to avoid Licensor's right to terminate this Agreement for Licensee's failure to maintain the Minimum Net Sales Revenue as provided in Exhibit B, by paying to Licensor, within 30 days after the date of the notice of termination from Licensor, the difference between the aggregate royalty actually paid by Licensee to Licensor during the said Contract Year and the royalty that would have been paid by Licensee to Licensor during the Contract Year if Licensee maintained the required Minimum Net Sales Revenue for all categories as provided in Exhibit B for the subject Contract Year.

Except as specifically modified herein by this Amendment No. One, all other terms and conditions of the Agreement shall remain in full force and effect.

860 Broadway, 3FL   New York, NY 10003   Tel (212) 683-5150   Fax (212) 689-3300

Assuming the amendment accurately reflect your understanding, please sign this Amendment No. One below and return it to me. We will then have the Amendment executed and return a fully-executed copy to you for your files. Of course, no binding modification exists until one fully-executed copy of this Amendment No. One has been returned to you.

If you have any questions, feel free to contact James Slifer.

Sincerely yours,

Glory Ekpe

Glory Ekpe
Director, Contracts

Agreed to and Accepted by:

ENTENMANN’S PRODUCTS, INC.	COFFEE HOLDING COMPANY, INC.

By: /s/	By: /s/ Andrew Gordon

Name:	Name: Andrew Gordon

Title:	Title: President & Chief Executive Officer

Date:	Date:

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